Exhibit 99.2

Contact:

Icagen
Richard D. Katz, M.D.
EVP, Finance and Corporate Development;
Chief Financial Officer
Icagen, Inc.
(919) 941-5206 rkatz@icagen.com

ICAGEN AND PFIZER INITIATE

PHASE I TRIAL IN NAV1.7 PROGRAM

(RESEARCH TRIANGLE PARK, NC), December 20, 2010 – Icagen, Inc. (Nasdaq: ICGN) today provided an update on its sodium channel program for pain and related disorders which is being conducted in collaboration with Pfizer. As previously reported, the companies recently selected a candidate compound to advance into further clinical studies. Dosing of this candidate compound has now been initiated in a Phase I study in healthy volunteers.

The safety, tolerability, pharmacokinetics and optimal formulation of the candidate compound will be assessed during a placebo controlled dose escalation in two cohorts of healthy volunteers; exploratory pharmacodynamic end points will be investigated in a third cohort of healthy volunteers.

P. Kay Wagoner, CEO of Icagen, stated, “We are delighted that, in collaboration with Pfizer, we have now initiated Phase I clinical studies of our potent and subtype-selective Nav1.7 compound. This marks another important milestone in our development of subtype-selective sodium channel blockers, which we believe represent a promising approach for the treatment of pain and related disorders.”

Pfizer will continue to fund all aspects of the collaboration, including all clinical studies and the continuing research and preclinical development efforts at Icagen on collaboration sodium channel targets. Pfizer has exclusive worldwide rights to commercialize products that result from the collaboration. Icagen is eligible to receive milestones and tiered royalties based upon product sales for each product under the collaboration.

About Icagen

Icagen, Inc. is a biopharmaceutical company based in Research Triangle Park, North Carolina, focused on the discovery, development and commercialization of novel orally-administered small molecule drugs that modulate ion channel targets. Utilizing its proprietary know-how and integrated scientific and drug development capabilities, Icagen has identified multiple drug candidates that modulate ion channels. The Company is conducting research and development activities in a number of disease areas, including epilepsy, pain and inflammation. The Company has a clinical stage program in epilepsy and pain. To learn more about Icagen, please visit our website at www.icagen.com.

Forward Looking Statements

This press release may contain forward-looking statements that involve a number of risks and uncertainties. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Important factors that could cause actual results to differ materially from the expectations described in these forward-looking statements are set forth under the caption “Risk Factors” in Icagen’s most recent Quarterly Report on Form 10-Q, filed with the SEC on November 10, 2010. These risk factors include risks as to Icagen’s lack of liquidity and substantial doubt about Icagen’s ability to continue as a “going concern;” Icagen’s ability to raise additional funding; Icagen’s history of net losses and how long Icagen will be able to operate on its existing capital resources; general economic and financial market conditions; Icagen’s ability to maintain compliance with Nasdaq’s continued listing requirements; whether Icagen’s product candidates will advance in the clinical trials process; the timing of such clinical trials; whether the results obtained in preliminary studies will be indicative of results obtained in clinical trials; whether the clinical trial results will warrant continued product development; whether and when, if at all, Icagen’s product candidates, including ICA-105665 and Icagen’s other lead compounds for epilepsy and pain, will receive approval from the U.S. Food and Drug Administration or equivalent regulatory agencies, and for which indications, and if such product candidates receive approval, whether such products will be successfully marketed; and Icagen’s dependence on third parties, including manufacturers, suppliers and collaborators. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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